C.H. Robinson 14701 Charlson Rd. Eden Prairie, MN 55347 www.chrobinson.com
FOR INQUIRIES, CONTACT: Robert Houghton, VP of Investor Relations and Treasury Email: robert.houghton@chrobinson.com

FOR IMMEDIATE RELEASE

C.H. Robinson Reports 2018 Third Quarter Results
MINNEAPOLIS, MN, October 30, 2018 - C.H. Robinson Worldwide, Inc. (“C.H. Robinson”) (NASDAQ: CHRW) today reported financial results for the quarter ended September 30, 2018.

•	Total revenues increased 13.4 percent to $4.3 billion

•	Net revenues increased 16.9 percent to $694.0 million

•	Income from operations increased 26.5 percent to $246.0 million

•	Diluted earnings per share (EPS) increased 47.1 percent to $1.25

•	Cash flow from operations increased 222.5 percent to $220.4 million

“Our strong third quarter financial performance reflects great execution by the employees across our global network. We delivered another quarter of double-digit increases in both net revenue and operating income and a 270 basis point increase in operating income margin. Truckload volume trends improved sequentially, and we delivered volume growth in many of our other service lines,” said John Wiehoff, Chairman and Chief Executive Officer of C.H. Robinson. “Our strong operating income performance, combined with improved working capital and the benefits of U.S. tax reform, enabled us to generate significant increases in cash flow from operations and cash returns to shareholders in the quarter.”

Third Quarter Results Summary

•	Total revenues increased 13.4 percent to $4.3 billion, driven by growth across all transportation service lines.

•	Net revenues increased 16.9 percent to $694.0 million, driven primarily by growth in truckload, less than truckload (“LTL”), customs and air services.

•
Operating expenses increased 12.2 percent to $448.1 million. Personnel expenses increased 14.4 percent to $335.3 million, driven primarily by higher variable compensation expense and a 2.6 percent increase in average headcount. Selling, general and administrative (“SG&A”) expenses increased 6.2 percent to $112.8 million, due primarily to increases in purchased services and occupancy, partially offset by decreases in equipment rental and maintenance and insurance expenses.

•
Income from operations totaled $246.0 million, up 26.5 percent from last year due to growth in North American Surface Transportation (“NAST”) and Robinson Fresh, partially offset by declines in Global Forwarding and All Other and Corporate. Operating margin of 35.4 percent increased 270 basis points.

•
Interest and other expenses decreased by $4.0 million, driven primarily by a $7 million favorable impact from currency revaluation, partially offset by higher interest expense due to higher debt levels and an increase in variable interest rates.

•	The effective tax rate in the quarter was 26.5 percent compared to 35.2 percent last year, driven primarily by a $16.9 million benefit from the Tax Cuts and Jobs Act of 2017.

•	Net income totaled $175.9 million, up 47.6 percent from a year ago. Diluted EPS of $1.25 increased 47.1 percent.

Year-to-Date Results Summary

•	Total revenues increased 14.5 percent to $12.5 billion, driven by growth across all transportation service lines.

•	Net revenues increased 14.7 percent to $2.0 billion, driven primarily by growth in truckload, LTL, air, ocean and customs services.

•
Income from operations totaled $656.6 million, up 16.4 percent from last year due primarily to growth in NAST, partially offset by a decline in Global Forwarding. Operating margin of 33.0 percent increased 50 basis points.

•	The effective tax rate in the first nine months was 24.7 percent compared to 34.2 percent last year, driven primarily by a $55.0 million benefit from the Tax Cuts and Jobs Act of 2017.

•	Net income totaled $477.4 million, up 35.5 percent from a year ago. Diluted EPS of $3.39 increased 36.1 percent.

North American Surface Transportation Results
Summarized financial results of our NAST segment are as follows (dollars in thousands):

	Three Months Ended September 30,			Nine Months Ended September 30,
	2018	2017	% change	2018	2017	% change
Total revenues (1)	$2,931,461	$2,469,420	18.7%	$8,473,376	$7,110,223	19.2%
Net revenues	465,522	377,403	23.3%	1,317,104	1,109,749	18.7%
Income from operations	204,158	151,392	34.9%	562,802	447,553	25.8%

(1) Excludes intersegment revenues.

Third quarter total revenues for C.H. Robinson's NAST segment totaled $2.9 billion, an increase of 18.7 percent over the prior year, primarily driven by increased pricing. NAST net revenues increased 23.3 percent in the quarter to $465.5 million. Net revenues in truckload increased 25.5 percent, LTL net revenues increased 19.6 percent, and intermodal net revenues increased 10.8 percent, all primarily driven by higher pricing. Excluding the impact of the change in fuel prices, our average North America truckload rate per mile charged to customers increased approximately 14 percent in the quarter, while our truckload transportation cost per mile increased approximately 12 percent. Truckload volume declined 0.5 percent in the quarter. LTL volumes grew 4.5 percent, and intermodal volumes declined 6 percent versus the prior year. Operating expenses increased 15.6 percent, primarily due to increased variable compensation. Income from operations increased 34.9 percent to $204.2 million, and operating margin expanded 380 basis points to 43.9 percent in the quarter. NAST average headcount was approximately flat in the quarter.

Global Forwarding Results
Summarized financial results of our Global Forwarding segment are as follows (dollars in thousands):

	Three Months Ended September 30,			Nine Months Ended September 30,
	2018	2017	% change	2018	2017	% change
Total revenues (1)	$639,268	$552,134	15.8%	$1,810,619	$1,549,742	16.8%
Net revenues	134,101	129,842	3.3%	401,169	357,411	12.2%
Income from operations	23,835	31,125	(23.4)%	61,844	75,006	(17.5)%

(1) Excludes intersegment revenues.

Third quarter total revenues for the Global Forwarding segment increased 15.8 percent to $639.3 million driven by pricing and volume growth across all service lines. Net revenues increased 3.3 percent in the quarter to $134.1 million. Ocean net revenues decreased 7.9 percent driven by higher purchased transportation costs. Net revenues in air increased 17.7 percent, and customs net revenues increased 33.8 percent, both driven by higher volumes and pricing. The acquisition of Milgram & Company (“Milgram”) added approximately 3 percentage points to the net revenue growth in the quarter. Operating expenses increased 11.7 percent, primarily driven by an 8.9 percent increase in average headcount and higher variable compensation. Milgram added approximately 5 percentage points to the Global Forwarding average headcount. Income from operations decreased 23.4 percent to $23.8 million, and operating margin declined 620 basis points to 17.8 percent in the quarter.

Robinson Fresh Results
Summarized financial results of our Robinson Fresh segment are as follows (dollars in thousands):

	Three Months Ended September 30,			Nine Months Ended September 30,
	2018	2017	% change	2018	2017	% change
Total revenues (1)	$565,590	$613,646	(7.8)%	$1,737,083	$1,821,094	(4.6)%
Net revenues	60,340	54,253	11.2%	169,747	171,936	(1.3)%
Income from operations	21,411	11,586	84.8%	39,950	40,487	(1.3)%

(1) Excludes intersegment revenues.

Third quarter total revenues for the Robinson Fresh segment declined 7.8 percent to $565.6 million. Segment net revenues expanded 11.2 percent to $60.3 million in the quarter. Sourcing net revenues decreased 15.4 percent. Case volumes declined 9.5 percent, driven by a strategic customer exiting the fresh produce business, lower levels of customer promotional activity at our retail customers and lower restaurant traffic at our foodservice customers. Transportation net revenues increased 43.6 percent, primarily driven by truckload pricing increases. Robinson Fresh operating expenses decreased 8.8 percent driven by a 5.8 percent reduction in average headcount and lower SG&A expenses. Income from operations increased 84.8 percent to $21.4 million, and operating margin expanded 1,410 basis points to 35.5 percent in the quarter.

All Other and Corporate Results

Net revenues for Managed Services and Other Surface Transportation are summarized as follows (dollars in thousands):

	Three Months Ended September 30,			Nine Months Ended September 30,
Net revenues	2018	2017	% change	2018	2017	% change
Managed Services	$20,080	$18,487	8.6%	$58,471	$53,844	8.6%
Other Surface Transportation	14,001	13,861	1.0%	44,961	43,261	3.9%

Third quarter Managed Services net revenues increased 8.6 percent to $20.1 million, driven by a combination of selling additional service lines to existing customers and new customer wins. Third quarter Other Surface Transportation net revenues increased 1.0 percent to $14.0 million.

Other Income Statement Items
The third quarter effective tax rate was 26.5 percent, down from 35.2 percent last year. The lower tax rate was primarily driven by the impact of the Tax Cuts and Jobs Act passed in December 2017. We continue to expect our full year effective tax rate to be between 24 and 25 percent in 2018.
Due to the adoption of ASU 2014-09 (“Revenue from Contracts with Customers”), in-transit shipments are now included in our financial results as of January 1, 2018. We do not expect this new policy to have a material impact on our overall operating results for the full year.
Interest and other expenses decreased by $4.0 million in the quarter driven primarily by a $7 million favorable impact from currency revaluation, partially offset by higher interest expense due to higher debt levels and an increase in variable interest rates.
Diluted weighted average shares outstanding in the quarter were down 0.6 percent, as share repurchases were partially offset by activity in our equity compensation plans.

Cash Flow Generation and Capital Distribution
Cash from operations totaled $220.4 million, up 222.5 percent versus the prior year, primarily due to improvements in working capital and increased earnings versus the year-ago period.
In the third quarter, $150.8 million was returned to shareholders, with $64.6 million in cash dividends and $86.2 million in share repurchases. This represents an increase of 18.7 percent over the prior year.
Capital expenditures totaled $19.5 million in the quarter. We continue to expect 2018 capital expenditures to be between $60 and $70 million, with the majority dedicated to technology.

Outlook
“Regardless of the freight environment, we build long-term committed relationships with shippers and carriers around the world and also fulfill spot market opportunities when they become available,” said John Wiehoff. “At the same time, we also focus on operating cost efficiency, driving higher levels of productivity and increasing returns to our shareholders. We believe the strength of this business model is reflected in our strong third quarter financial performance.”
John added, “Moving forward, we will continue our investments in digital transformation to expand the supply chain expertise we provide to our customers and carriers and drive operating efficiencies in our business to increase returns to our employees and shareholders. I am confident that we have the right people, processes and technology to continue to win in the marketplace.”

About C.H. Robinson
At C.H. Robinson, we believe in accelerating global trade to seamlessly deliver the products and goods that drive the world’s economy. Using the strengths of our knowledgeable people, proven processes, and global technology, we help our customers work smarter, not harder. As one of the world’s largest third-party logistics providers (3PL), we provide a broad portfolio of logistics services, fresh produce sourcing and managed services for more than 120,000 customers and 73,000 active contract carriers through our integrated network of offices and more than 15,000 employees. In addition, the company, our Foundation and our employees contribute millions of dollars annually to a variety of organizations. Headquartered in Eden Prairie, Minnesota, C.H. Robinson (CHRW) has been publicly traded since 1997. For more information, visit www.chrobinson.com.

Except for the historical information contained herein, the matters set forth in this release are forward-looking statements that represent our expectations, beliefs, intentions or strategies concerning future events. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience or our present expectations, including, but not limited to such factors as changes in economic conditions, including uncertain consumer demand; economic recessions; changes in market demand and pressures on the pricing for our services; fuel prices and availability; changes in the availability of equipment and services from third party providers, including the availability of contracted truckload carriers and changes in prices; changes in political and governmental conditions domestically and internationally; catastrophic events such as environmental events or terrorist attacks; failure to retain employees; failure of any of our technology or operating systems, including due to data security breaches or hacking; competition and growth rates within the third party logistics industry; risks associated with our decentralized operations; seasonality in the transportation industry; risks associated with litigation and insurance coverage; risks associated with operations outside of the U.S.; risks associated with the produce industry, including food safety and contamination issues; risk of unexpected or unanticipated events or opportunities that might require additional capital expenditures; our dependence on our largest customers; risks associated with identifying suitable acquisitions and investments and with integrating acquired companies; risks associated with our long-term growth and profitability; and other risks and uncertainties detailed in our Annual and Quarterly Reports.

Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update such statement to reflect events or circumstances arising after such date. All remarks made during our financial results conference call will be current at the time of the call, and we undertake no obligation to update the replay.

Conference Call Information:
C.H. Robinson Worldwide Third Quarter 2018 Earnings Conference Call
Wednesday, October 31, 2018; 8:30 a.m. Eastern Time
Presentation slides and a simultaneous live audio webcast of the conference call may be accessed through the Investor Relations link on C.H. Robinson’s website at www.chrobinson.com.
To participate in the conference call by telephone, please call ten minutes early by dialing: 877-269-7756
International callers dial +1-201-689-7817
Callers should reference the conference ID, which is 13683578

We invite call participants to submit questions in advance of the conference call, and we will respond to as many of the questions as we can in the time allowed. To submit your question(s) in advance of the call, please email adrienne.brausen@chrobinson.com.

Summarized Financial Results
($ in thousands, except per share data)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2018	2017	% change	2018	2017	% change
Total revenues	$4,291,900	$3,784,451	13.4%	$12,493,264	$10,909,594	14.5%
Net revenues:
Transportation
Truckload	$378,572	$301,025	25.8%	$1,050,305	$887,865	18.3%
LTL	122,616	101,870	20.4%	353,949	301,706	17.3%
Intermodal	8,361	7,478	11.8%	23,874	23,278	2.6%
Ocean	74,839	81,182	(7.8)%	230,718	217,495	6.1%
Air	29,991	25,529	17.5%	89,779	73,166	22.7%
Customs	23,305	17,421	33.8%	64,754	49,810	30.0%
Other logistics services	31,188	29,580	5.4%	91,474	87,563	4.5%
Total transportation	668,872	564,085	18.6%	1,904,853	1,640,883	16.1%
Sourcing	25,172	29,761	(15.4)%	86,599	95,318	(9.1)%
Total net revenues	694,044	593,846	16.9%	1,991,452	1,736,201	14.7%

Operating expenses	448,071	399,381	12.2%	1,334,886	1,171,958	13.9%
Income from operations	245,973	194,465	26.5%	656,566	564,243	16.4%
Net income	$175,895	$119,186	47.6%	$477,355	$352,337	35.5%
Diluted EPS	$1.25	$0.85	47.1%	$3.39	$2.49	36.1%

This table of summary results presents our service line net revenues consistent with our historical presentation and is on an enterprise basis. The service line net revenues in the table differ from the service line net revenues discussed within the segments as our segments have revenues from multiple service lines.

Condensed Consolidated Statements of Income
(unaudited, in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,

	2018	2017	2018	2017

Revenues:
Transportation	$4,028,392	$3,433,701	$11,619,171	$9,855,739
Sourcing	263,508	350,750	874,093	1,053,855
Total revenues	4,291,900	3,784,451	12,493,264	10,909,594
Costs and expenses:
Purchased transportation and related services	3,359,520	2,869,616	9,714,318	8,214,856
Purchased products sourced for resale	238,336	320,989	787,494	958,537
Personnel expenses	335,299	293,204	1,004,226	867,928
Other selling, general, and administrative expenses	112,772	106,177	330,660	304,030
Total costs and expenses	4,045,927	3,589,986	11,836,698	10,345,351
Income from operations	245,973	194,465	656,566	564,243
Interest and other expense	(6,526)	(10,484)	(22,354)	(29,154)
Income before provision for income taxes	239,447	183,981	634,212	535,089
Provisions for income taxes	63,552	64,795	156,857	182,752
Net income	$175,895	$119,186	$477,355	$352,337

Net income per share (basic)	$1.27	$0.85	$3.42	$2.50
Net income per share (diluted)	$1.25	$0.85	$3.39	$2.49

Weighted average shares outstanding (basic)	138,797	140,422	139,425	140,962
Weighted average shares outstanding (diluted)	140,160	141,022	140,720	141,403

Business Segment Information
(unaudited, dollars in thousands)

	NAST	Global Forwarding	Robinson Fresh	All Other and Corporate	Eliminations	Consolidated
Three Months Ended September 30, 2018
Revenues	$2,931,461	$639,268	$565,590	$155,581	$—	$4,291,900
Intersegment revenues (1)	147,104	12,626	56,425	3,756	(219,911)	—
Total revenues	3,078,565	651,894	622,015	159,337	(219,911)	4,291,900
Net revenues	465,522	134,101	60,340	34,081	—	694,044
Income from operations	204,158	23,835	21,411	(3,431)	—	245,973
Depreciation and amortization	6,096	8,735	1,092	8,000	—	23,923
Total Assets	2,515,823	944,928	411,309	620,662	—	4,492,722
Average headcount	7,007	4,684	914	2,686	—	15,291

	NAST	Global Forwarding	Robinson Fresh	All Other and Corporate	Eliminations	Consolidated
Three Months Ended September 30, 2017
Revenues	$2,469,420	$552,134	$613,646	$149,251	$—	$3,784,451
Intersegment revenues (1)	115,796	7,873	43,272	3,228	(170,169)	—
Total revenues	2,585,216	560,007	656,918	152,479	(170,169)	3,784,451
Net revenues	377,403	129,842	54,253	32,348	—	593,846
Income from operations	151,392	31,125	11,586	362	—	194,465
Depreciation and amortization	5,808	8,455	1,190	8,510	—	23,963
Total Assets	2,297,980	840,762	413,520	623,326	—	4,175,588
Average headcount	6,998	4,301	970	2,634	—	14,903

(1) Intersegment revenues represent the sales between our segments and are eliminated to reconcile to our consolidated results.

Business Segment Information
(unaudited, dollars in thousands)

	NAST	Global Forwarding	Robinson Fresh	All Other and Corporate	Eliminations	Consolidated
Nine Months Ended September 30, 2018
Revenues	$8,473,376	$1,810,619	$1,737,083	$472,186	$—	$12,493,264
Intersegment revenues (1)	405,966	36,865	154,902	13,946	(611,679)	—
Total revenues	8,879,342	1,847,484	1,891,985	486,132	(611,679)	12,493,264
Net revenues	1,317,104	401,169	169,747	103,432	—	1,991,452
Income from operations	562,802	61,844	39,950	(8,030)	—	656,566
Depreciation and amortization	18,314	26,397	3,409	24,282	—	72,402
Total Assets	2,515,823	944,928	411,309	620,662	—	4,492,722
Average headcount	6,931	4,725	910	2,623	—	15,189

	NAST	Global Forwarding	Robinson Fresh	All Other and Corporate	Eliminations	Consolidated
Nine Months Ended September 30, 2017
Revenues	$7,110,223	$1,549,742	$1,821,094	$428,535	$—	$10,909,594
Intersegment revenues (1)	329,193	23,456	116,281	13,776	(482,706)	—
Total revenues	7,439,416	1,573,198	1,937,375	442,311	(482,706)	10,909,594
Net revenues	1,109,749	357,411	171,936	97,105	—	1,736,201
Income from operations	447,553	75,006	40,487	1,197	—	564,243
Depreciation and amortization	17,104	24,574	3,534	24,128	—	69,340
Total Assets	2,297,980	840,762	413,520	623,326	—	4,175,588
Average headcount	6,921	4,113	966	2,590	—	14,590

(1) Intersegment revenues represent the sales between our segments and are eliminated to reconcile to our consolidated results.

Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	September 30, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$297,801	$333,890
Receivables, net	2,251,944	2,113,930
Contract assets	201,411	—
Other current assets	53,909	63,116
Total current assets	2,805,065	2,510,936

Property and equipment, net	231,962	230,326
Intangible and other assets	1,455,695	1,494,572
Total assets	$4,492,722	$4,235,834

Liabilities and stockholders’ investment
Current liabilities:
Accounts payable and outstanding checks	$1,152,633	$1,096,664
Accrued expenses:
Transportation expense	156,810	—
Compensation	121,813	105,316
Income taxes	15,213	12,240
Other accrued liabilities	68,863	58,229
Current portion of debt	—	715,000
Total current liabilities	1,515,332	1,987,449

Long term debt	1,341,303	750,000
Noncurrent income taxes payable	23,903	26,684
Deferred tax liability	44,555	45,355
Other long-term liabilities	1,026	601
Total liabilities	2,926,119	2,810,089

Total stockholders’ investment	1,566,603	1,425,745
Total liabilities and stockholders’ investment	$4,492,722	$4,235,834

Condensed Consolidated Statements of Cash Flow
(unaudited, in thousands, except operational data)

	Nine Months Ended September 30,
	2018	2017
Operating activities:
Net income	$477,355	$352,337
Stock-based compensation	68,475	24,509
Depreciation and amortization	72,402	69,340
Provision for doubtful accounts	12,333	11,176
Deferred income taxes	(5,794)	(6,779)
Excess tax benefit on stock-based compensation	(9,345)	(11,908)
Other	1,350	1,352
Changes in operating elements, net of acquisitions:
Receivables	(268,252)	(377,280)
Contract assets	(53,647)	—
Prepaid expenses and other	14,740	677
Other non-current assets and liabilities	2,105	(2,220)
Accounts payable and outstanding checks	120,652	166,152
Accrued transportation expenses	62,165	—
Accrued compensation	15,153	(6,102)
Accrued income taxes	9,247	7,873
Other accrued liabilities	9,944	(10,778)
Net cash provided by operating activities	528,883	218,349

Investing activities:
Purchases of property and equipment	(35,794)	(32,132)
Purchases and development of software	(13,793)	(14,286)
Acquisitions, net of cash	(1,315)	(48,446)
Other	(1,605)	204
Net cash used for investing activities	(52,507)	(94,660)

Financing activities:
Proceeds from long-term borrowings	591,012	250,000
Borrowings on line of credit	2,588,000	6,448,000
Repayments on line of credit	(3,303,000)	(6,469,000)
Net repurchases of common stock	(222,697)	(150,737)
Proceeds from stock issued for employee benefit plans	46,424	23,270
Cash dividends	(195,158)	(192,765)
Net cash used for financing activities	(495,419)	(91,232)
Effect of exchange rates on cash	(17,046)	17,184

Net change in cash and cash equivalents	(36,089)	49,641
Cash and cash equivalents, beginning of period	333,890	247,666
Cash and cash equivalents, end of period	$297,801	$297,307

	As of September 30,
Operational Data:	2018	2017
Employees	15,225	14,998

Source: C.H. Robinson
CHRW-IR